UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2025
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025, John F. Sorte and John T. Redmond communicated to the Board of Directors (the “Board”) of Vail Resorts, Inc. (the “Company”) their intention not to stand for re-election to the Board at the end of their current terms, which end on the date of the Company’s 2025 Annual Meeting of Stockholders (“Annual Meeting”). Mr. Sorte will continue to serve on the Board’s Audit Committee, Executive Committee, and Nominating & Governance Committee, and Mr. Redmond will continue to serve on the Board’s Audit Committee, until the earlier of the Board determining otherwise, or the end of their current terms.

Neither Mr. Sorte’s nor Mr. Redmond’s decision not to seek re-election was due to any disagreement with the Company on any matter relating to operations, policies, or practices.

On September 29, 2025, the Company issued a press release regarding Messrs. Sorte’s and Redmond’s resignations from the Board, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 29, 2025, Vail Resorts Announces Board of Directors Transitions.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: September 29, 2025	By:	/s/ Julie A. DeCecco
Julie A. DeCecco
Executive Vice President, General Counsel and Chief Public Affairs Officer